Exhibit 4.8
THIS WARRANT AND THE SHARES OF CAPITAL STOCK ISSUED UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION WITH RESPECT TO THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

No. CS-18	For the Purchase
July 23, 2007	of 600,000 shares
of Common Stock
WARRANT TO PURCHASE STOCK
OF
ARCHEMIX CORP.
(A DELAWARE CORPORATION)
     ARCHEMIX CORP., a Delaware corporation (the “Company”), for value received, hereby certifies that ISIS PHARMACEUTICALS, INC., having principal offices at 1896 Rutherford Road, Carlsbad, California 92008 (“Isis”), or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company six hundred thousand (600,000) shares of Common Stock, par value $.001 per share, of the Company (the “Common Stock”), at a purchase price per share equal to Zero Dollars and Twenty-Five Cents ($0.25) (the “Base Price”), as adjusted upon the occurrence of certain events as set forth in Section 3 of this Warrant. The shares of stock issuable upon exercise or conversion of this Warrant, and the purchase price per share, as adjusted, are hereinafter referred to as the “Warrant Stock” and the “Purchase Price,” respectively. This Warrant is issued pursuant to Section 5.1 of that certain License Agreement dated July 23, 2007 between the Company and Isis.
     1.    Exercise.
       1.1    Exercise Period; Manner of Exercise; Payment.
       (a)    Exercise Period. This Warrant may be exercised (the “Exercise Period”) at any time or from time to time (a) after the date which is one (1) year from the date hereof, and (b) at or before the earlier of 5:00 p.m. Boston, Massachusetts time on the date which is seven (7) years from the date hereof (the “Expiration Date”).

     (b)    Manner of Exercise; Payment. This Warrant may be exercised by the Holder, in whole or in part, by surrendering this Warrant, with the purchase form in the form attached hereto as Exhibit A duly executed by the Holder, at the principal office of the Company, or at such other place as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. Subject to Section 1.4 below, payment of the Purchase Price shall be by wire transfer to the account of the Company.
     1.2    Effectiveness. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1 above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1.3 below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.
     1.3.    Delivery of Certificates. As soon as practicable after the exercise or conversion of this Warrant in full or in part, and in any event within ten (10) business days thereafter, the Company at its sole expense will cause to be issued in the name of, and delivered to, the Holder, or, subject to the terms and conditions hereof, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:
     (a)    A certificate or certificates for the number of full shares of Warrant Stock to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount determined pursuant to Section 2 hereof; and
     (b)    In case such exercise or conversion is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock (without giving effect to any adjustment therein) equal to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 1.1 above or conversion as provided in Section 1.4 below.
     1.4    Right to Convert Warrant into Stock: Net Issuance.
     (a)    Right to Convert. In addition to and without limiting the rights of the holder under the terms of this Warrant, following the earlier of (i) the closing of the initial public offering of the Company’s common stock and (ii) the date which is three months prior to the Expiration Date, the holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”) into shares of Common Stock as provided in this Section 1.4 at any time or from time to time during the Exercise Period. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the holder (without payment by the holder of any Purchase Price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing (X) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection (b) hereof), which value shall be determined by subtracting (A) the aggregate Purchase Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (Y) the fair market value of one share of Common Stock on the Conversion Date (as herein defined).
Expressed as a formula, such conversion shall be computed as follows:

X =	B-A
Y

where:	X = the number of shares of Common Stock that may be issued to holder

Y = the fair market value (FMV) of one share of Common Stock

A = the aggregate Warrant Price (Converted Warrant Shares x Purchase Price)

B = the aggregate FMV (i.e., FMV x Converted Warrant Shares)
     (b)    Method of Exercise. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with the purchase form in the form attached hereto as Exhibit A duly completed and executed and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 1.4(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”), and, at the election of the holder hereof, may be made contingent upon the occurrence of any of the events specified in Section 3.
     (c)    Determination of Fair Market Value. For purposes of this Section 1.4(c), “fair market value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:
               (i)    If the Conversion Right is exercised in connection with and contingent upon a public offering, and if the Company’s Registration Statement relating to such public offering (“Registration Statement”) has been declared effective by the SEC, then the initial “Price to Public” specified in the final prospectus with respect to such offering.
               (ii)   If the Conversion Right is not exercised in connection with and contingent upon a public offering, then as follows:

(1)	If traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the five-day period ending one business day prior to the Determination Date or, if less, such number of days as the Common Stock has been traded on such exchange;

(2)	If traded over-the-counter, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the five-day period ending one business day prior to the Determination Date or, if less, such number of days as the Common Stock has been traded over-the-counter; and

(3)	If there is no public market for the Common Stock, then fair market value shall be determined in good faith by the Board of Directors of the Company.
     2.    Fractional Shares. The Company shall not be required upon the exercise or conversion of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the fair market value of the Warrant Stock determined in the same manner as set forth in Section 1.4(c).
     3.    Certain Adjustments and Notices.
       3.1    Changes in Common Stock. If the Company shall (i) combine the outstanding shares of Common Stock into a lesser number of shares, (ii) subdivide the outstanding shares of Common Stock into a greater number of shares, or (iii) issue additional shares of Common Stock as a dividend or other distribution with respect to the Common Stock, the number of shares of Warrant Stock shall be equal to the number of shares which the Holder would have been entitled to receive after the happening of any of the events described above if such shares had been issued immediately prior to the happening of such event, such adjustment to become effective concurrently with the effectiveness of such event. The Purchase Price in effect immediately prior to any such combination of Common Stock shall, upon the effectiveness of such combination, be proportionately increased. The Purchase Price in effect immediately prior to any such subdivision of Common Stock or at the record date of such dividend shall upon the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced.
       3.2    Reorganizations and Reclassifications. If there shall occur any capital reorganization or reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided for in Section 3.1), then, as part of any such reorganization or reclassification, lawful provision shall be made so that the Holder shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization or reclassification, such Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this

Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder such that the provisions set forth in this Section 3 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.
       3.3    Merger, Consolidation or Sale of Assets. If there shall be a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company or the acquisition by the Company of other businesses where the Company survives as a going concern), or the sale of all or substantially all of the Company’s capital stock or assets to any other person, then as a part of such transaction, provision shall be made so that the Holder shall thereafter be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the merger, consolidation or sale, to which the Holder would have been entitled if the Holder had exercised its rights pursuant to the Warrant immediately prior thereto. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 to the end that the provisions of this Section 3 shall be applicable after that event in as nearly equivalent a manner as may be practicable.
       3.4    Certificate of Adjustment. When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Delivery of such certificate shall be deemed to be a final and binding determination with respect to such adjustment unless challenged by the Holder within ten (10) days of receipt thereof. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in this Section 3.
       3.5    Notice of Cash Dividends. If the Holder is not then also a holder of the Company’s Common Stock, the Company shall give written notice to the Holder pursuant to Section 10 hereof at least ten (10) days prior to the date on which the Company closes its books or takes a record with respect to any cash or in-kind dividend or distribution upon the shares of Common Stock, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.
     4.    Compliance with Securities Act.
       4.1    Unregistered Securities. The Holder acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any successor legislation (the “Securities Act”), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock in the absence of (i) an effective registration statement under the Securities Act covering this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable “blue sky” or state securities law then in effect, or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration and qualification are not required. The Company may delay issuance of the Warrant Stock until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).
       4.2    Investment Letter. Without limiting the generality of Section 4.1, unless the offer and sale of any shares of Warrant Stock shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue the Warrant Stock unless and until the Holder shall have executed the purchase form in the form attached hereto as Exhibit A.
       4.3    Legend. Certificates delivered to the Holder pursuant to Section 1.3 shall bear the following legend or a legend in substantially similar form:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN FOR INVESTMENT AND THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION IS THEN AVAILABLE.”
     5.    Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. The Company covenants that all shares of Warrant Stock so issuable will, when issued, be duly and validly issued and fully paid and nonassessable.
     6.    Lock-Up Agreement. The Holder agrees that in the event the Company proposes to offer for sale to the public any of its shares of capital stock (or securities convertible into shares of capital stock) and such Holder is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer, directly or indirectly, of shares of capital stock, then it will promptly sign such agreement and will not transfer directly or indirectly, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any shares of capital stock or other securities of the Company held by him, her or it during such period as is determined by the Company and the underwriters not to exceed 180 days following the closing of the Company’s initial public offering or 90 days following the closing of any subsequent offering, plus such additional period of time as may be requested to comply with Marketplace Rule 2711 of the National Association of Securities Dealers, Inc. or similar rules thereto (such period, the “Lock-Up Period”); provided that all executive officers and directors of the Company shall also enter into similar agreements. Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions. Notwithstanding whether the Holder has signed such an agreement, the Company may impose stop-transfer instructions with respect to the shares of capital stock or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.
     7.    Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.
     8.    Transferability. Without the prior written consent of the Company, the Warrant shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Warrant or of any rights granted hereunder contrary to the provisions of this Section 8, or the levy of any attachment or similar process upon the Warrant or such rights, shall be null and void.
     9.    No Rights as Stockholder. Until the exercise of this Warrant, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.
     10.   Notices. All notices, requests and other communications hereunder shall be in writing, shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, postage prepaid, return receipt requested. In the case of notices from the Company to the Holder, they shall be sent to the address furnished to the Company in writing by the last Holder who shall have furnished an address to the Company in writing. All notices from the Holder to the Company shall be delivered to the Company at its offices at 300 Third Street, Cambridge, MA 02142 or such other address as the Company shall so notify the Holder. All notices, requests and other communications hereunder shall be deemed to have been given (i) by hand, at the time of the delivery thereof to the receiving party at the address of such party described above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notices is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.
     11.   Waivers and Modifications. Any term or provision of this Warrant may be waived only by written document executed by the party entitled to the benefits of such terms or provisions. The terms and provisions of this Warrant may be modified or amended only by written agreement executed by the parties hereto.
     12.   Headings. The headings in this Warrant are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions of this Warrant.

     13.    Governing Law. This Warrant will be governed by and construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

ARCHEMIX CORP.
By:	/s/ Gregg Beloff
Name:	Gregg Beloff
Title:	CFO, VP, Secretary

EXHIBIT A
PURCHASE FORM
To:    ARCHEMIX CORP.
          The undersigned pursuant to the provisions set forth in the attached Warrant (No. W-18), hereby irrevocably elects to (check one):

(A) purchase shares of the Common Stock, par value $.001 per share, of Archemix Corp. (the “Common Stock”), covered by such Warrant and herewith makes payment of $ , representing the full purchase price for such shares at the price per share provided for in such Warrant; or

(B) convert Converted Warrant Shares into that number of shares of fully paid and nonassessable shares of Common Stock, determined pursuant to the provisions of Section 1.4 of the Warrant.
The Common Stock which the Warrant may be exercised for or converted into shall be known herein as the “Warrant Stock”.
          The undersigned is aware that the Warrant Stock has not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The undersigned understands that reliance by the Company on exemptions under the Securities Act is predicated in part upon the truth and accuracy of the statements of the undersigned in this Purchase Form.
          The undersigned represents and warrants that (1) it has been furnished with all information which it deems necessary to evaluate the merits and risks of the purchase of the Warrant Stock, (2) it has had the opportunity to ask questions concerning the Warrant Stock and the Company and all questions posed have been answered to its satisfaction, (3) it has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning the Warrant Stock and the Company and (4) it has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of purchasing the Warrant Stock and to make an informed investment decision relating thereto.
          The undersigned hereby represents and warrant that it is purchasing the Warrant Stock for its own account for investment and not with a view to the sale or distribution of all or any part of the Warrant Stock.
          The undersigned understands that because the Warrant Stock has not been registered under the Securities Act, it must continue to bear the economic risk of the investment for an indefinite period of time and the Warrant Stock cannot be sold unless it is subsequently

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registered under applicable federal and state securities laws or an exemption from such registration is available.
          The undersigned agrees that it will in no event sell or distribute or otherwise dispose of all or any part of the Warrant Stock unless (1) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Warrant Stock, or (2) the Company receives an opinion reasonably satisfactory to the Company of the undersigned’s legal counsel stating that such transaction is exempt from registration. The undersigned consents to the placing of a legend on its certificate for the Warrant Stock stating that the Warrant Stock has not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Warrant Stock until the Warrant Stock may be legally resold or distributed without restriction.
          The undersigned has considered the federal and state income tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Warrant Stock.

HOLDER:
Name:

By:
Name:
Title:

Dated:

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